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                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT


     This First Amendment to Employment Agreement, dated as of the 24th day of November, 1998, by and between Dal-Tile International Inc., a Delaware corporation (the "Company"), and W. Christopher Wellborn (the "Executive").

     The Executive has served as Executive Vice President and Chief Financial Officer of the Company since August 25, 1997 pursuant to an Employment Agreement dated as of August 25, 1997 and amended as of October 10, 1997 (the "Employment Agreement"). The Company and the Executive desire to extend the term of the Employment Agreement and amend certain other of its provisions.

     NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employment Agreement is hereby amended as follows:

     1. Section 1, TERM OF EMPLOYMENT, is hereby deleted in its entirety and replaced with the following:

         "Section 1, TERM OF EMPLOYMENT. The term of Executive's employment under this Agreement (the "Term") shall commence on August 25, 1997 and continue through and expire on December 31, 2001 unless earlier terminated as herein provided."

     2. Section 5.4, TERMINATION WITHOUT CAUSE, is hereby deleted in its entirety and replaced with the following:

         "Section 5.4, TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The Company shall have the right at anytime during the Term to terminate the Executive's employment hereunder without Cause. Upon such a termination or the termination by the Executive for Good Reason, the Company's sole obligation hereunder, except as otherwise provided in
         Section 3.3 shall be to pay to the Executive (i) an amount equal to any Annual Salary accrued and due and payable to the Executive hereunder on the date of termination (to be paid in accordance with the Company's usual payroll practices for executives), (ii) thereafter all Annual Salary for the remainder of the Term, in accordance with the Company's

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         usual payroll practices for executive's, (iii) in a lump sum payment
         (to be paid as promptly as practicable, but no later than 10 days after the determination thereof), the greater of (A) a portion of the Executive's Annual Bonus as set forth in Section 3.2 computed on a pro rated basis, based on the performance of the Company from the beginning of the bonus period to the date of termination and (B) an amount equal to the amount of the Annual Bonus for the fiscal year preceding the fiscal year in which the date of termination occurs, pro rated based on the number of days elapsed in the year of termination, and (iv) in a lump sum payment (to be paid as promptly as practicable, but no later than 10 days after the determination thereof) a portion of any other bonus plan(s) in which the Executive is a participant computed and determined in accordance with its terms, on a pro rated basis based on the performance of the Company from the beginning of the bonus period through the date of termination. For purposes of this Agreement, "Good Reason" shall mean (i) a reduction in the Annual Salary or maximum bonus opportunity as specified in Section 3.1 or 3.2, (ii) a relocation of the Company's headquarters or required relocation of the Executive more than 100 miles outside of the Dallas/Fort Worth Metropolitan area, (iii) a material diminution in the Executive's duties or responsibilities, (iv) an adverse change in the Executive's title, or (v) assignment to Executive of duties and responsibilities that are inconsistent with his position in any material respect."

     3. All other terms and conditions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date first above written.

                                           DAL-TILE INTERNATIONAL INC.

/s/ W. Christopher Wellborn                By: /s/ Mark A. Solls
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W. Christopher Wellborn                    Name:   Mark A. Solls
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                                           Title:  Vice President
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